CEVA, Inc. Announces Record First Quarter 2010 Financial Results
•	All-time record high total revenue and royalty revenue of $10.6 million and $5 million, respectively

•	Record GAAP and non-GAAP gross margins of 93%

•	Signed 2 strategic licensing agreements during the quarter for use in handset and home entertainment applications
SAN JOSE, Calif. — April 29, 2010 — CEVA, Inc. (NASDAQ: CEVA); (LSE: CVA), the leading licensor of silicon intellectual property (SIP) platform solutions and DSP cores for the mobile handsets, portable and consumer electronics markets, today announced its financial results for the first quarter ended March 31, 2010.
Total revenue for the first quarter of 2010 was a record $10.6 million, an increase of 11% compared to $9.5 million reported for the first quarter of 2009. First quarter of 2010 licensing revenue was $4.7 million, an increase of 4% over $4.5 million reported for the first quarter of 2009. Royalty revenue for the first quarter of 2010 was a record $5 million, an increase of 32% over $3.8 million reported for the first quarter of 2009. Revenue from services for the first quarter of 2010 was $0.9 million, a 26% decrease compared to $1.2 million reported for the first quarter of 2009.
Gideon Wertheizer, Chief Executive Officer of CEVA, stated: “We are very pleased with our record first quarter revenue, which reflects the continued adoption of our DSP technologies by key players in the cellular and consumer electronics markets, as well as consistent growth in our royalty revenue. During the quarter, we announced new licenses for our DSPs with two leading players in the WiMAX market who are expanding into the LTE space. Also, we announced that Samsung is now deploying LTE datacard modems and dongles based on our DSP technology. We are encouraged by the pipeline build up, and believe we are on track with our revenue and profitability growth plans for the Company.”
U.S. GAAP net income for the first quarter of 2010 was $2.1 million, an increase of 51% over $1.4 million reported for the same period in 2009. U.S. GAAP diluted earnings per share for the first quarter of 2010 was $0.09, an increase of 29% compared to $0.07 for the first quarter of 2009.
Non-GAAP net income and diluted earnings per share for the first quarter of 2010 was $2.6 million and $0.12, respectively, representing an increase of 21% and 9%, respectively, over the $2.2 million and $0.11 reported for the first quarter of 2009. Non-GAAP net income and diluted earnings per share for the first quarter of 2010 and 2009, excluded an aggregate equity-based compensation expense of $0.6 million and $0.8 million, respectively.
During the quarter, the Company concluded five new license agreements. Four of the agreements were for CEVA DSP cores, platforms and software, and one was for CEVA Serial ATA (SATA) technology. Target applications for customer deployment are 2G and 3G handsets and data cards, set-top boxes, digital TVs and SSD drives. Geographically, two of the agreements signed were in Europe and three were in Asia.
Yaniv Arieli, Chief Financial Officer of CEVA, stated: “We have demonstrated good progress during the first quarter of 2010, reporting revenues above the mid range of our guidance and setting a new record for royalty revenue. In addition, we achieved record high GAAP and non-GAAP gross margins of 93% and reported record non-GAAP net income for the quarter. We believe our solid pipeline of licensing deals and continued royalty growth will reinforce our strong financial foundation and positions the Company for long-term profitability. We also continued to generate significant positive cash flow during the first quarter in the amount of $6.1 million, which further strengthens our balance sheet and improves our financial flexibility. As of March 31, 2010, CEVA’s cash balances, marketable securities and long term bank deposits were $106.7 million.”
CEVA Conference Call
On April 29, 2010, CEVA management will conduct a conference call at 8:30 a.m. Eastern Time / 1.30 p.m. London time, to discuss the operating performance for the quarter.
The conference call will be available via the following dial in numbers:
•	US Participants: Dial 1-877-493-9121 (Access Code: CEVA or 67571646)

•	UK/Rest of World: Dial +44-800-051-3806 (Access Code: CEVA or 67571646)
The conference call will also be available live via the Internet at the following link: http://www.videonewswire.com/event.asp?id=67840. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.
For those who cannot access the live broadcast, a replay will be available by dialing 1-800-642-1687 (passcode: 67571646) for US domestic callers and +44-800-917-2646 (passcode: 67571646) for international callers from two hours after the end of the call until 11:59 p.m. (Eastern Time) on May 6, 2010. The replay will also be available at CEVA’s web site www.ceva-dsp.com.

For More Information Contact:
Yaniv Arieli, CFO	Richard Kingston
CEVA, Inc.	CEVA, Inc.
Tel: +1.408.514.2941	Tel: +1.408.514.2976
Email: yaniv.arieli@ceva-dsp.com	Email: richard.kingston@ceva-dsp.com
About CEVA, Inc.
CEVA is the leading licensor of silicon intellectual property (SIP) DSP Cores and platform solutions for the mobile handset, portable and consumer electronics markets. CEVA’s IP portfolio includes comprehensive technologies for cellular baseband (2G / 3G / 4G), HD video and audio, voice over packet (VoP), Bluetooth, Serial Attached SCSI (SAS) and Serial ATA (SATA). In 2009, CEVA’s IP was shipped in over 330 million devices, including handsets from all top five handset OEMs — LG, Motorola, Nokia, Samsung and Sony Ericsson. Today, more than one in every four handsets shipped worldwide is powered by a CEVA DSP core. For more information, visit www.ceva-dsp.com.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of CEVA to differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including Mr. Wertheizer’s statements about CEVA’s pipeline build up and CEVA being on track with its revenue and profitability growth plans, as well as Mr. Arieli’s statements about CEVA’s continued royalty growth reinforcing its strong financial foundation and positioning CEVA for long-term profitability. The risks, uncertainties and assumptions include: the ability of the CEVA DSP cores and other technologies to continue to be strong growth drivers for the company; CEVA’s success in penetrating new markets and maintaining its market position in existing markets; the effect of intense industry competition; the possibility that the markets for CEVA’s technologies may not develop as expected or that products incorporating CEVA’s technologies do not achieve market acceptance; CEVA’s ability to timely and successfully develop and introduce new technologies; CEVA’s ability to continue to improve its licensing and royalty revenue in future periods; and general market conditions and other risks relating to CEVA’s business, including, but not limited to, those that are described from time to time in its SEC filings. CEVA assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

CEVA, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — U.S. GAAP
U.S. dollars in thousands, except per share data

	Quarter ended
	March 31,
	2010	2009
	Unaudited	Unaudited

Revenues:
Licensing	$4,722	$4,544
Royalties	4,980	3,759
Other revenues	899	1,210

Total revenues	10,601	9,513

Cost of revenues	714	1,210

Gross profit	9,887	8,303

Operating expenses:
Research and development, net	4,609	4,075
Sales and marketing	1,808	1,636
General and administrative	1,546	1,472

Total operating expenses	7,963	7,183

Operating income	1,924	1,120
Financial income, net	557	476

Income before taxes on income	2,481	1,596
Taxes on income	422	228

Net income	$2,059	$1,368

Basic net income per share	$0.10	$0.07
Diluted net income per share	$0.09	$0.07
Weighted-average number of Common Stock used in computation of net income per share (in thousands):
Basic	20,654	19,557
Diluted	21,911	19,754

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(U.S. Dollars in thousands, except per share amounts)

	Quarter ended
	March 31,
	2010	2009
	Unaudited	Unaudited

GAAP net income	$2,059	$1,368
Equity-based compensation expense included in cost of revenue	18	35
Equity-based compensation expense included in research and development expenses	167	262
Equity-based compensation expense included in sales and marketing expenses	112	162
Equity-based compensation expense included in general and administrative expenses	287	349

Non-GAAP net income	$2,643	$2,176

GAAP weighted-average number of Common Stock used in computation of diluted net income per share (in thousands)	21,911	19,754

Weighted-average number of shares related to outstanding options	92	—

Weighted-average number of Common Stock used in computation of diluted net income per share excluding equity-based compensation expense (in thousands)	22,003	19,754

GAAP diluted net income per share	$0.09	$0.07
Equity-based compensation expense	$0.03	$0.04

Non GAAP diluted net income per share	$0.12	$0.11

CEVA, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
U.S. Dollars in Thousands

	March 31,	December 31,
	2010	2009
	Unaudited	Audited

ASSETS
Current assets:
Cash and cash equivalents	$27,074	$12,104
Marketable securities and short term bank deposits	74,600	88,494
Trade receivables, net	6,743	5,995
Deferred tax assets	1,115	1,096
Prepaid expenses and other accounts receivables	4,109	5,345

Total current assets	113,641	113,034

Long-term investments:
Long term bank deposits	5,006	—
Severance pay fund	4,711	4,455
Deferred tax assets	561	309
Property and equipment, net	1,276	1,148
Goodwill	36,498	36,498

Total assets	$161,693	$155,444

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$680	$530
Deferred revenues	366	432
Accrued expenses and other payables	9,630	9,735
Deferred tax liabilities	1,197	1,168

Total current liabilities	11,873	11,865

Accrued severance pay	4,741	4,483

Total liabilities	16,614	16,348

Stockholders’ equity:
Common Stock	21	20
Additional paid in-capital	162,344	158,325
Other comprehensive income	155	251
Accumulated deficit	(17,441)	(19,500)

Total stockholders’ equity	145,079	139,096

Total liabilities and stockholders’ equity	$161,693	$155,444